UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 9, 2015

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0‑27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After reviewing the terms of our 2009 Equity Incentive Plan, we realized that we had issued to Dr. William A. Carter, our chairman of the board, chief executive officer and chief scientific officer, in excess of the number of securities permitted under the Plan. The Plan permits a maximum of 3,000,000 shares covered by the Plan to be issued pursuant to Plan Awards to any one Plan Participant. While this limitation was imposed to comply with the requirements for the exception for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, none of the Awards granted to Dr. Carter were Section 162(m) qualified performance-based compensation. To rectify this issue, on December 8, 2015, Dr. Carter graciously returned to us a sufficient number of securities issued under the Plan to bring us back into compliance with the terms of the Plan. We have agreed in the future to consider some form of non-stock compensation to Dr. Carter for his return of these securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

December 10, 2015                By:    /s/ Thomas K. Equels
Thomas K. Equels,
President